UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest events reported)	March 2, 2005
(January 31, 2005)

Commission	Name of Registrants, State of Incorporation,	I.R.S. Employer
File Number	Address and Telephone Number	Identification No.

333-32170	PNM Resources, Inc.	85-0468296
(A New Mexico Corporation)
Alvarado Square
Albuquerque, New Mexico 87158
(505) 241-2700

1-6986	Public Service Company of New Mexico	85-0019030
(A New Mexico Corporation)
Alvarado Square
Albuquerque, New Mexico 87158
(505) 241-2700

______________________________

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

[  ]  Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c)

Item  7.01    Regulation FD Disclosure

PNM Resources, Inc. and Subsidiaries (the "Company") is filing in this Form 8-K select Comparative Operating Statistics for the months of January 2005 and 2004 to provide investors with key monthly business indicators.  Readers of this Form 8-K should refer to the Management's Discussion and Analysis of Financial Condition and Results of Operations in the Company's annual and quarterly periodic reporting on Form 10-K and Form 10-Q, respectively, for a discussion of actual results of operations and any significant trends.

PNM Resources, Inc. and Subsidiaries
Comparative Operating Statistics

	Month Ended
	January 31,
	2005	2004
Electric Service:

Energy Sales - MWh (in thousands)
Retail	634	629
Wholesale
Long Term Sales	253	247
Forward Sales	178	127
Short Term Sales	458	592

Total Wholesale Sales	889	966

Total Energy Sales	1,523	1,595

Weather:

Heating and Cooling Days - Albuquerque, NM

The heating degree-day value (HDD) is the accumulation in degrees that the daily mean temperature was below 65 degrees Fahrenheit.  The cooling degree-day value (CDD) is the accumulation in degrees that the daily mean temperature was above 65 degrees Fahrenheit.

HDD	716	818

CDD	0	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PNM RESOURCES, INC. AND
PUBLIC SERVICE COMPANY OF NEW MEXICO
(Registrants)

Date: March 2, 2005	/s/ Thomas G. Sategna
Thomas G. Sategna
Vice President and Corporate Controller
(Officer duly authorized to sign this report)

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